Exhibit 10.6

OMNIBUS AMENDMENT, ASSIGNMENT, ASSUMPTION,

RELEASE AND REAFFIRMATION AGREEMENT

(Loan from East Boston Savings Bank)

This Omnibus Amendment, Assignment, Assumption, Release and Reaffirmation Agreement (“Omnibus Agreement”) is made as of the 27th day of February, 2020, between and among GANO HOLDINGS, LLC (“Borrower”, sometimes “PropCo”), a Rhode Island limited liability company, PHR GANO OPCO SUB, LLC (“OpCo”, sometimes “Franchisee”), a Delaware limited liability company; Procaccianti Hotel REIT, Inc. (“GPHREIT”), a Maryland corporation; and James A. Procaccianti (“JProcaccianti”), all of the foregoing (collectively, the “Procaccianti Parties”) having a mailing address c/o The Procaccianti Group, 1140 Reservoir Avenue, Cranston, Rhode Island 02920-6032, Attn: James A. Procaccianti, President and CEO, and EAST BOSTON SAVINGS BANK (“Bank”), a Massachusetts banking corporation with its principal office at 67 Prospect Street, Peabody, Massachusetts 01960.

WHEREAS, the Bank earlier made a loan to Borrower in the original amount of Thirteen Million One Hundred Thirty-Five Thousand Dollars ($13,135,000.00) and later increased in 2019 by Two Million Five Hundred Thousand Dollars ($2,500,000.00), which loan (as previously increased, the “Existing Loan”) is secured in part by improved property located at 220 India Street, Providence, Rhode Island, on which there is a 137-key hotel and parking area known as the Hilton Garden Inn (the “Hotel”); and

WHEREAS, the Borrower and Bank have agreed that the collateral granted as security for the Existing Loan will also serve as collateral for the Existing Loan as increased and modified, amended and restated as evidenced by an Amended and Restated Commercial Promissory Note of even date herewith from Borrower to the order of Bank in the face amount of $16,936,900.72 which shall amend, restate and replace the promissory notes evidencing the Existing Loan (the “2020 Note”) and the other Loan Documents (as “Loan Documents” is defined in the 2020 Note)); and

WHEREAS, the Existing Loan is guaranteed, in part, by JProcaccianti pursuant to the terms of the Guaranty earlier signed and delivered by him that is one of the Loan Documents (“Guaranty”); and

WHEREAS, Borrower and JProcaccianti have approached the Bank and asked it to further modify and increase the Existing Loan, to allow for (i) the transfer of certain interests held, directly or indirectly, in the Borrower, (ii) a change and replacement of Guarantor and the release of JProcaccianti’s obligations to the Bank with respect to the Existing Loan as now existing and/or as evidenced by the Loan Documents (as “Loan Documents” is defined in the 2020 Note), and (iii) the Bank’s consent to an operating lease and a new franchise agreement for the Hotel; and

WHEREAS, the parties hereto agree on the following terms on which the Existing Loan may be increased and modified;

NOW THEREFORE, for good and valuable consideration, including the changes to the Loan Documents hereinafter noted, the receipt and sufficiency of which are acknowledged, the Bank and undersigned Procaccianti Parties do agree as follows:

1.	Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings ascribed to them by the Third Amendment to (i) an Open-End Mortgage, Security Agreement and Assignment to Secure Present and Future Loans Under Chapter 25 of Title 34 of the General Laws of the State of Rhode Island and (ii) an Assignment of Borrower’s Interests in Leases, Rents and Profits being executed and delivered in connection herewith by the Borrower (the “Third Amendment”).

2.	PHR TRS II, LLC (“MM”), a Delaware limited liability company, is the Member Manager of OpCo. Procaccianti Hotel REIT, Inc. (“GPHREIT”) is a Maryland corporation, whose limited partner is Procaccianti Hotel REIT, LP, LLC (“LPHREIT”) a majority of which is owned by GPHREIT.

3.	The Procaccianti Parties acknowledge and agree that the term “Loan Documents” shall mean “Loan Documents” as defined in the 2020 Note, including, without limitation, this Omnibus Agreement, a Pledge Agreement Regarding Liquor License from Borrower to Bank being executed and delivered in connection herewith, a Collateral Assignment and Security Agreement in Respect of Contracts, Licenses and Permits from Borrower to Bank (“Borrower’s Contract Assignment”) being executed and delivered in connection herewith, and a Collateral Assignment and Security Agreement in Respect of Contracts, Licenses and Permits from OpCo to the Bank (“OpCo’s Contract Assignment”) being executed and delivered in connection herewith.

4.	JProcaccianti is and shall hereby be released and discharged from each obligation arising under the Guaranty and/or any of the other Loan Documents from facts, circumstances or conditions first arising on or after the date hereof.

5.	GPHREIT (a) has assumed and agreed to pay and perform all the obligations of the Guarantor arising on and after the date hereof with respect to: (i) the Guaranty as if it had originally been named as the Guarantor therein, and/or (ii) the Certificate as to Oil and Hazardous Materials and Indemnity Agreement that was executed and delivered in connection with the Existing Loan (“EIA”); and (b) confirms by signing below that (i) each of the Guaranty and EIA remains in full force and effect and applicable to the obligations arising under the Loan Documents as “Loan Documents” is defined in the 2020 Note, and (ii) GPHREIT has reviewed all such Loan Documents.

6.	PropCo and OpCo represent and warrant to Bank that attached hereto as Exhibit A is a true, accurate and complete copy of the lease (“Operating Lease” or “OpCo Lease”) between them, and that: (i) such Operating Lease (a) reflects the entire agreement between them with respect to the Property, and (b) is in full force and effect; (ii) neither Landlord nor Tenant is in default thereunder; (iii) neither of them as landlord or tenant has any knowledge of any fact or occurrence which, but for notice or the passage of time, would be a default under such Operating Lease; and (iv) no sums due landlord from tenant thereunder have been paid in advance.

7.	OpCo represents and warrants to Bank that attached hereto as Exhibit B is a true, accurate and complete copy of the franchise agreement between it and Hilton Franchise Holding, LLC (“HFH”), and that: (i) such Franchise Agreement (“Franchise Agreement”) (a) reflects the entire agreement between them with respect to the Property, and (b) is in full force and effect; (ii) neither OpCo nor, to OpCo’s knowledge, HFH is in default thereunder; (iii) neither OpCo nor, to OpCo’s knowledge, HFH has any knowledge of any fact or occurrence which, but for notice or the passage of time, would be a default under such Franchise Agreement. Where used in the Loan Documents, the term “Franchise Agreement” shall mean the “Franchise Agreement” as defined in this paragraph.

8.	The Bank hereby consents to: (i) the execution and performance by the Borrower and OpCo of the Operating Lease; (ii) the transfers and change of ownership of the Borrower which will result in the corporate and ownership structure as shown on Exhibit C attached hereto; (iii) the termination of the existing franchise agreement applicable to the Hotel and the execution by OpCo of the Franchise Agreement with HFH in form as noted above; and (iv) the termination of the existing hotel management agreement applicable to the Hotel and the execution by OpCo of the a new Hotel Management Agreement with Gano Hotel Manager, LLC (an affiliate of JProcaccianti) in the form previously provided to the Bank by OpCo.

9.	Each of the Procaccianti Parties represents and warrants that he/it has full power and authority to execute and deliver this Agreement, and the person signing on behalf of the Borrower represents and warrants that he/it has full power and authority to execute and deliver this document on behalf of such Procaccianti Party and that its signature shall conclusively evidence that this document has been voluntarily signed and delivered and is binding upon such Procaccianti Party.

10.	Borrower and JProcaccianti each represents and warrants to the Bank for itself/himself that it/he is not in default under the respective Loan Documents to which it/he is a party and that, to the best of its/his knowledge, the Bank is not in default under the respective Loan Documents to which he or it is a party.

11.	Except for the transactions noted herein, Borrower represents and warrants to the Bank that it has not granted any rights or interests in any of the Loan collateral to anyone other than Bank.

12.	In the Financial Covenants section of the Loan Agreement, the following changes are made, effective from and after the date hereof:

a.	The term “Minimum Ratio” shall mean a ratio of at least 1.4 to 1.0 when calculated with respect to the Debt Service Coverage Ratio for the Property and/or the Debt Service Coverage Ratio for the Hotel.

b.	The term “Net Operating Income” shall mean (i) for determining the Debt Service Coverage Ratio for the Property, the amount obtained by subtracting the Property Operating Expenses from Gross Income from Property Operations; and (ii) when determining the Debt Service Coverage Ratio for the Hotel, the amount obtained by subtracting the Hotel Operating Expenses from Gross Income from Hotel Operations.

c.	“Gross Income from Property Operations” shall mean all income received by Borrower from the ownership of the Property from whatever source, computed on an accrual basis in accordance with generally accepted accounting practices and principles, including, but not limited to, rent received pursuant to the OpCo Lease (“OpCo Rent Payments”) and/or, if any, all guest room revenues, all food, beverage, and merchandise sales receipts, all revenues from group bookings and functions, all interest income, if any, rent, utility charges, escalations, forfeited security deposits, service fees or charges, license fees, parking fees, rent concessions or credits, and any business interruption insurance proceeds but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment or any capital assets, proceeds of casualty insurance and condemnation awards, interest on credit accounts and all revenue generated from non-recurring or one-time events. In no event shall any Advance be deemed to be all or any part of the Gross Income from Property Operations.

d.	“Gross Income from Hotel Operations” shall mean all income received by OpCo from the operation of the Hotel from whatever source, computed on an accrual basis in accordance with generally accepted accounting practices and principles, including, but not limited to, all guest room revenues, all food, beverage, and merchandise sales receipts, all revenues from group bookings and functions, all interest income, if any, rent, utility charges, escalations, forfeited security deposits, service fees or charges, license fees, parking fees, rent concessions or credits, and any business interruption insurance proceeds but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment in the usual course of business, proceeds of casualty insurance and condemnation awards, interest on credit accounts and all revenue generated from non-recurring or one-time events. In no event shall any Advance be deemed to be all or any part of the Gross Income from Hotel Operations.

e.	“Property Operating Expenses” shall mean, without duplication for any amounts which are included in Hotel Operating Expenses, the total of all expenditures paid or payable solely as obligations of Borrower of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis (both department expenses and undistributed operating expenses), including without limitation, the following costs if the same are actual direct obligations of the Borrower, rent, if any, utilities, ordinary repairs and maintenance, insurance, license fees, taxes and assessments, advertising expenses, management fees in an amount equal to the greater of the actual fees or three percent (3%) of Gross Income from Operations, all franchise fees and other fees and contributions payable pursuant to the Franchise Agreement, if any, all required contributions to reserves and/or escrows required to be made by Borrower under the Loan Documents, if any, net of the distributions from such reserves and/or escrows allocable to the same reporting period, payroll and related taxes (if any), computer processing charges, operational equipment and/or other lease payments as approved by Bank, and other similar costs, but excluding depreciation, other non-cash charges, debt service on the Loan and capital expenditures, all calculated on a monthly basis in accordance with generally accepted accounting practices and principles consistently applied, all without duplication for such charges as are included within, and paid via payment of, any other expense.

f.	“Hotel Operating Expenses” shall mean, without duplication for any Property Operating Expenses, the total of all expenditures paid or payable of whatever kind relating to the operation, maintenance and management of the Hotel that are incurred on a regular monthly or other periodic basis (both department expenses and undistributed operating expenses), including without limitation, rent, utilities, ordinary repairs and maintenance, insurance, license fees, taxes and assessments, advertising expenses, management fees in an amount equal to the greater of the actual fees or three percent (3%) of Gross Income from Operations, all franchise fees and other fees and contributions payable pursuant to the Franchise Agreement, all required contributions to reserves and/or escrows under the Franchise Agreement and/or the Loan Documents, if any, net of the distributions from such reserves and/or escrows allocable to the same reporting period, payroll and related taxes, computer processing charges, operational equipment and/or other lease payments as approved by Bank, and other similar costs, but excluding depreciation, rents paid under the OpCo Lease, non-cash charges, debt service on the Loan, and capital expenditures, all calculated on a monthly basis in accordance with generally accepted accounting practices and principles consistently applied, all without duplication for such charges as are included within, and paid via payment of, any other expense.

g.	“Net Operating Income” shall mean (i) with respect to a calculation of Debt Service Coverage Ratio for the Property, the amount obtained by subtracting Property Operating Expenses from Gross Income from Property Operations, and (ii) with respect to a calculation of Debt Service Coverage Ratio for the Hotel, shall mean the amount obtained by subtracting Hotel Operating Expenses from Gross Income from Hotel Operations.

h.	“Debt Service Coverage Ratio” or “DSCR” shall mean each and both of the Debt Service Coverage

Ratio for the Property and the Debt Service Coverage Ratio for the Hotel. The DSCR for the Property shall be the ratio for the applicable period in which: (A) the numerator is the Net Operating Income for such period; and (B) the denominator is the aggregate amount of principal and interest due and payable on the Note for such period. The DSCR for the Hotel shall be the ratio for the applicable period in which: (A) the numerator is the sum of the Net Operating Income for the Hotel plus the OpCo Rent Payments for such period; and (B) the denominator is the aggregate amount of principal and interest due and payable on the Note for such period.

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Executed under seal as of the date first above written.

BORROWER/PROPCO:		bank:

GANO HOLDINGS, LLC,		EAST BOSTON SAVINGS BANK,
a Rhode Island limited liability company		a Massachusetts banking corporation

By:	/s/ James A. Procaccianti	By:	/s/ Jonpaul Sallese
James A. Procaccianti,		Jonpaul Sallese
Its: Authorized Signatory		Vice President, Commercial Real Estate

OPCO/FRANCHISEE:

PHR GANO OPCO SUB, LLC,
a Delaware limited liability company

By:	/s/ James A. Procaccianti
James A. Procaccianti,
Its: Authorized Signatory

GPHREIT:

PROCACCIANTI HOTEL REIT, Inc.
a Maryland corporation

By:

By:	/s/ James A. Procaccianti
Name: James A. Procaccianti
Its: Authorized Signatory

JPROCACCIANTI, executing to
confirm the release of the
undersigned as provided above:
/s/ James A. Procaccianti
James A. Procaccianti

STATE OF RHODE ISLAND

Providence, ss.

On this 26th day of February, 2020, before me, the undersigned notary public, personally appeared James A. Procaccianti, proved to me through satisfactory evidence of identification, which was being personally known to me to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

/s/ Natasha V. Ruane
NOTARY PUBLIC

[Affix Notarial Seal]

COMMONWEALTH OF MASSACHUSETTS

__________________, ss.

On this ____ day of ______________, 2020, before me, the undersigned notary public, personally appeared Jonpaul Sallese, as Vice President, Commercial Real Estate, of East Boston Savings Bank, proved to me through satisfactory evidence of identification, which was __________________ to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

NOTARY PUBLIC

[Affix Notarial Seal]	Printed Name:

My Commission Expires:

EXHIBIT A

Operating Lease

(BG Doc #879855)

EXHIBIT B

Franchise Agreement

(BG Doc #881108)

EXHIBIT C

Organization Chart

(BG Doc #881912)